UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 09, 2026

VIRGINIA NATIONAL BANKSHARES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-40305	46-2331578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404 People Place
Charlottesville, Virginia		22911
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (434) 817-8621

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VABK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Charlottesville, VA – November 10, 2026 –Virginia National Bankshares Corporation (NASDAQ: VABK) (the "Company") announced today that on November 9, 2026, its Board of Directors (the “Board”) declared an 8% stock dividend to be paid on November 30, 2026 to shareholders of record as of November 20, 2026. Shareholders will receive cash in lieu of fractional shares. Also, on November 9, 2026, the Board declared a quarterly cash dividend of $0.38 per share of common stock, an increase of $0.02 per share over the previous quarter, to be paid on December 15, 2026 to shareholders of record as of December 1, 2026. The stock dividend will take effect first, whereby each shareholder will receive 0.08 shares of the Company’s common stock for every share of common stock held as of the record date, and therefore, the cash dividend will be paid on the increased number of shares. The quarterly cash dividend implies an annualized yield to shareholders of approximately 2.85% based on the closing price of the Company’s common stock on November 9, 2026.

A copy of the registrant’s press statement announcing the quarterly cash dividend and stock dividend is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press statement issued by Virginia National Bankshares Corporation on November 10, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Date:	November 10, 2026	By:	/s/ Cathy W. Liles
Cathy W. Liles Executive Vice President and Chief Financial Officer